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                                                                   EXHIBIT 10.1

                                   NationsBank
                       NationsBanc Commercial Corporation

                               Factoring Agreement
                              entered into between
                                   ECCS, INC.
                                       and
                       NationsBanc Commercial Corporation


NationsBanc Commercial Corporation
P.O. Box 4095
Atlanta, Georgia 30302

Gentlemen:

         We are pleased to confirm the following agreement by which you are to act as sole factor for sales made by us:

SECTION 1.  DEFINITIONS

         1.1 "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or under common Control with the Person specified.

         1.2 "Approved Subordinated Debt" shall mean Indebtedness subordinated to our Obligations under the Agreement and the other Transaction Documents on terms approved in writing by you.

         1.3 "Banking Day" shall mean a day for dealings by and between banks, excluding Saturday, Sunday and any day which shall be a legal holiday in the City of Atlanta, Georgia, or the State of New Jersey and any other day on which banking institutions are authorized to close in the City of Atlanta, Georgia or the State of New Jersey.

         1.4 "Borrowing Base Certificate" shall have the meaning set forth in
Section 6.3.

         1.5 "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         1.6 "Certificate re Trademarks" shall mean the document entitled Certificate re Trademarks executed by us on or about the date hereof.

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         1.7 "Change in Management" shall be deemed to have occurred on the date on which the persons who were members of our Board of Directors as of __________, 199_ (the "Original Directors") cease to constitute a majority of our Board of Directors; provided, however, that any new director whose nomination or selection has been approved by the affirmative vote of at least three of the Original Directors then in office shall also be deemed an Original Director.

         1.8 "Collateral" shall mean (A) all Receivables; (B) all Inventory; (C) all Equipment; (D) all General Intangibles; (E) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by us or in which we have an interest) which at any time evidence or contain information relating to (A), (B), (C) and (D) above or are otherwise necessary or helpful in the collection thereof or realization thereupon; (F) documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to (A), (B), (C), (D) and (E); (G) all guaranties, liens on real or personal property, leases, and other agreements and property which in any way secure or relate to (A), (B), (C), (D), (E) and (F) above, or are acquired for the purpose of securing and enforcing any item thereof; (H) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by you for our account (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all of our present or future deposit accounts (whether time or demand or interest or non-interest bearing) with you or any of your affiliates or any other person or entity to which any such cash representing proceeds of the Collateral may at any time and from time to time be credited, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and
(iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts; and (I) all proceeds of (A), (B), (C), (D), (E), (F), (G) and (H) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G) and (H) above) and all of our claims against third parties (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of, any or all of (A), (B),
(C), (D), (E), (F), (G) and (H) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

         1.9 "Consolidated Current Liabilities" shall mean, at the date of determination, all of our liabilities and those of our consolidated Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of us and our Subsidiaries as current liabilities.

         1.10 "Consolidated Funded Indebtedness" shall mean, as of the date of determination, all of our Indebtedness and that of our consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, that by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date that is renewable or extendible at the option of the obligor to a date more than one year from such date.

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         1.11 "Consolidated Net Worth" shall mean, as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of us and our Subsidiaries at such date.

         1.12 "Consolidated Tangible Net Worth" shall mean, as of the date of determination, Consolidated Net Worth after deducting therefrom (a) any surplus resulting from the write-up of assets subsequent to _____________, 1997, (b) goodwill, including any amounts (however designated on the balance sheet) representing the cost or acquisitions of our Subsidiaries in excess of underlying tangible assets, (c) patents, trademarks, copyrights and other intangible assets, (d) leasehold improvements not recoverable at the expiration of a lease and (e) deferred charges (including, but not limited to, unamortized debt discount and expense, organizational expenses, experimental and development expenses, and capitalized software expenses but excluding prepaid expenses).

         1.13 "Consolidated Total Liabilities" shall mean, as of the date of determination, all of our liabilities and those of our consolidated Subsidiaries, determined on a consolidated basis in conformity with GAAP, including Consolidated Current Liabilities and Consolidated Funded Indebtedness.

         1.14 "Contract Year" shall mean the twelve month period ending on the anniversary of the Effective Date in each year.

         1.15 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         1.16 "Credit Risk" shall mean the risk of loss resulting solely and exclusively from the financial inability of a Customer to pay a Receivable at maturity.

         1.17 "Customer Dispute" shall mean any cause for nonpayment of any Receivable, including, without limitation, any alleged defense, offset, defense or counterclaim whether bona fide or not.

         1.18 "Customers" shall mean the account debtors obligated on the Receivables.

         1.19 "Default" shall mean the occurrence of any of the following events:

          (a) nonpayment when due of any amount payable on any of the Obligations or failure to perform any agreement or meet any obligation of ours contained herein or in any agreement out of which any of the Obligations arose, which failure to perform shall not be cured to your satisfaction within 10 days following such breach or failure to perform;

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         (b) default by us in repayment when due of any indebtedness aggregating more than $50,000 now or hereafter owed for monies borrowed from any one other than you;

         (c) failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on our books;

         (d) an attachment or levy is made upon any of our assets having an aggregate value in excess of $100,000, or a judgment is rendered against us or any of our property involving a liability of more than $100,000, which attachment, levy or judgment shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

         (e) any material adverse change in our condition or affairs (financial or otherwise) after the date hereof;

         (f) any lien created hereunder or under any related agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest;

         (g) any material statement, representation, or warranty of ours made orally or in writing herein or in any other writing or statement at any time furnished or made by us to you is untrue in any material respect as of the date furnished or made and the same is not cured to your satisfaction within 10 days following such occurrence;

         (h) we shall admit in writing our inability, or be generally unable to pay our debts as they become due or the suspension of the operation of our present business;

         (i) any Obligor becomes insolvent or unable to pay debts as they mature, makes an assignment for the benefit of creditors, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code (entitled "Bankruptcy"), as amended is brought by or against any Obligor;


         (j) termination or withdrawal of any guaranty for the Obligations;

         (k) there is a Change in Management;

         (l) appointment of a receiver for any collateral pledged for the Obligations or for any of our property and such appointment shall continue undismissed for 30 days; or

         (m) you in good faith deem the prospect of our payment or performance of the Obligations to have been impaired.

         1.20 "Effective Date" shall have the meaning set forth in Section 11 hereof.

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         1.21 "Electronic Transmission Letter" shall mean the Electronic
Transmission Letter executed by the parties hereto on or about the date hereof.

         1.22 "Eligible Receivables" means and includes each Receivable which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Customer and there shall not have been asserted any offset, defense, counterclaim, or Customer Dispute; (d) continues to be in full conformity with the representations and warranties made by us to you with respect thereto; (e) you are, and continue to be, satisfied with the credit standing of the Customer in relation to the amount of credit extended;
(f) is documented by an invoice in a form approved by you and shall not be unpaid more than ninety (90) days from invoice date; (g) less than 25% of the unpaid amount of invoices due from such Customer remain unpaid more than sixty
(60) days from due date and no more than 50% of our total Eligible Receivables are due from such Customer; (h) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Receivable unless such instrument is duly endorsed to and in your possession or represents a check in payment of a Receivable; (i) if the Customer is located outside of the United States, Puerto Rico or Canada, the goods which gave rise to such Receivable were shipped after receipt by us from or on behalf of the Customer of an irrevocable letter of credit, assigned and delivered to you and confirmed by a financial institution acceptable to you and is in form and substance acceptable to you, payable in the full amount of the Receivable in United States dollars at a place of payment located within the United States or otherwise enhanced on terms acceptable to you; (j) such Receivable is not subject to any lien, other than Permitted Liens; (k) does not arise out of transactions with any employee, officer, agent, director, stockholder or our affiliate; (l) does not arise out of a bill and hold sale prior to shipment unless requested by a Customer and with respect to which a DD250 has been delivered to you (it being understood that we may sell to other Customers on bill and hold terms with your prior written consent, which consent shall not be unreasonably withheld), and, if the Receivable arises out of a sale to any person or entity to which we are indebted, other than Receivables owing from Unisys Corp. which are the subject of a no offset letter between you and Unisys Corp. dated April 29, 1997 the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Receivable; (m) is net of any returns, discounts, claims, credits and allowances; (n) if the Receivable arises out of contracts between us and the United States, any state, or any department, agency, contractor or instrumentality of any of them, we have so notified you, in writing, prior to the creation of such Receivable, the applicable DD250 form has been delivered to you and, if you so requested, there has been compliance with any governmental notice or approval requirements, including without limitation, compliance with the Federal Assignment of Claims Act; (o) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by us, or work, labor and/or services rendered by us; and (p) is otherwise satisfactory to you as determined in your discretion.

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         1.23 "Equipment" shall mean and include all of our now owned or hereafter acquired equipment, machinery and goods (excluding inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

         1.24 "Formula Amount" shall mean the lesser of (a)$7,000,000.00 or (b) up to 85% of Eligible Receivables; less charges and reserves provided for in accordance with Section 2.3.

         1.25 "Funds Transfer Letter" shall mean the Funds Transfer Letter executed by the parties hereto on or about the date hereof.

         1.26 "GAAP" shall mean generally accepted accounting principles in the United States of America.

         1.27 "General Intangibles" shall mean and include all of our now owned or hereafter acquired general intangibles as said term is defined in the Uniform Commercial Code in effect in the State of New York including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

         1.28 "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         1.29 "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such

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Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         1.30 "Interest Increase Event" shall mean the occurrence of any one or more of the following: (i) we report operating losses in two consecutive quarters; (ii) at the end of any fiscal year, we report a decline in our net worth (as that term is defined by GAAP); or (iii) you, in your sole discretion, permit the sum of advances plus other amounts charged or chargeable to our account to exceed the Formula Amount.

         1.31 "Inventory" shall mean and include all of our now owned or hereafter acquired inventory, including all goods and merchandise now or hereafter acquired, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materails, work in process, finished goods and materials of any kind, nature or description which are used or consumed in our business or used in selling or furnishing such goods and merchandise, and all documents of title or other documents representing them.

         1.32 "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         1.33 "Moody's" shall mean Moody's Investors Service, Inc.

         1.34 "Net Amount" of Receivables shall mean the gross amount of Receivables, less maximum discounts, less returns, less credits or allowances of any nature at any time issued, owing, granted or outstanding.

         1.35 "New Borrower" shall mean each entity which becomes a borrower hereunder in accordance with the terms of Section 14 hereof from time to time.

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         1.36 "Obligations" shall mean all of our obligations to you hereunder, including without limitation advances of the purchase price of Receivables, all obligations of ours to you under any note, contract of surety, guaranty, or accommodation, or with respect to letters of credit or acceptances, sums owing to you for goods and/or services purchased from any other firm factored or financed by you, and all other obligations of ours to you, however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties in the ordinary course of your business, absolute, contingent or otherwise, now or hereafter existing or due or to become due.

         1.37 "Obligor" shall mean: us and each other party primarily or secondarily, directly or indirectly liable on any of the Obligations.

         1.38 "Payment Date" shall mean the date of deposit of Customer payment by you plus two (2) Banking Days for collection and clearance of checks. Payment Date may be delayed to the next Banking Day following the day of application of remittances to Receivables.

         1.39 "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof:

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
(c) above.

         1.40 "Permitted Liens" shall mean (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP, (iii) liens in your favor, (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that

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adequate reserves with respect thereto are maintained on our books in conformity with GAAP and (v) liens in favor of AT&T Capital Corp. so long as such liens are subject to an intercreditor agreement between you and AT&T Capital Corp. in form and substance acceptable to you.

         1.41 "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

         1.42 "Prime Rate" shall mean the rate of interest announced by NationsBank, N.A., its successors and assigns from time to time as its Prime Rate which may not be the lowest rate charged to its borrowers.

         1.43 "Receivables" shall mean all accounts, instruments, contract rights, chattel paper, documents, and general intangibles arising from our Sales, and the proceeds thereof, and all security and guaranties therefor, whether now existing or hereafter created.

         1.44 "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of our capital stock or that of any of our Subsidiaries, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of our capital stock or any option, warrant or other right to acquire any such shares of our capital stock, except that any wholly-owned Subsidiary may declare and pay dividends to us, or, in the case of any Subsidiary that is wholly-owned by any other Subsidiary, to such Subsidiary.

         1.45 "Reverse Event" shall mean the occurrence of any one or more of the following, as measured on the last day of our fiscal year: (i) profits are reported for two successive quarters and such profits are equal or greater than the prior quarters' losses or (ii) our Consolidated Tangible Net Worth exceeds $5,363,000.00 at the end of a fiscal year following a fiscal year in which such Consolidated Tangible Net Worth suffered a decline, provided that in order for a Reverse Event to occur, the sum of advances plus other amounts charged or chargeable to our account may not exceed the Formula Amount.

         1.46 "S&P" shall mean Standard & Poor's.

         1.47 "Sales" shall mean the sale of goods and/or the rendition of services by us in the ordinary course of our business to Customers in the United States of America, Canada and Puerto Rico.

         1.48 "Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity, whether domestic or foreign, the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, whether domestic or foreign,
(a) of which securities or other ownership interests representing more than 50%


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of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries or the parent or by the parent and one or more subsidiaries of the parent.

         1.49 "Systems Integrator" shall mean a company that sells to its customers a system consisting of hardware and software components, installed and operating to its customer's specifications.

         1.50 "Transaction Documents" shall mean this Factoring Agreement, the Electronic Transmission Letter, the Funds Transfer Letter, and the Certificate re Trademarks.

         1.51 "us", "we" and "our" shall mean and include ECCS, Inc. and any New Borrower which is a party hereto pursuant to Section 14 hereof.

SECTION 2. PURCHASE PRICE; COMMISSION; ADVANCES; RESERVE

         2.1 We hereby assign and sell to you as absolute owner, our entire interest in all of our present and future Receivables; provided however, that each such sale is with full and complete recourse to us in the event any Receivable is not paid in full in accordance with its terms. We understand that you are assuming no Credit Risk under this Agreement, or otherwise, and we are responsible for the nonpayment of any Receivable for any reason, whether as a result of the financial inability of the Customer to pay, any Customer Dispute, any act of God, war, civil strife, currency restrictions, foreign political impediments, or otherwise. We will place one or more notations in our books and records, in form and substance satisfactory to you, that our Receivables have been purchased by and assigned to you.


         2.2 We will provide you with listings of Receivables in form satisfactory to you, together with Customers' invoices, shipping documents, and such other documents and proof of delivery/rendition as you may at any time require. Billing on invoices by whomever done shall be conclusive evidence of assignment and sale hereunder of such Receivables whether or not we execute any other instrument with regard thereto. All invoices to Customers shall state plainly on the face thereof that payment thereof must be sent solely to P.O. Box 100367, Atlanta, GA 30348-0367, or to such other address as you may designate in writing (the "Lockbox"). The Lockbox shall be under your exclusive control. All remittances obtained by us against Receivables will be received in trust for you, and we will turn over to you the identical remittances as speedily as possible; provided, however, that nothing herein authorizes us to collect Receivables.

         2.3 The purchase price of Receivables is to be the Net Amount thereof less your commissions earned thereon, which, less any charges and reserves, will be due and payable on the Payment Date. We shall pay you a commission in an amount equal to one-quarter of one percent (.25%) of the first $20,000,000 of the gross amount of such Receivables (less discounts granted to Customers on the face of the underlying invoices) assigned to you hereunder during each

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Contract Year; two-tenths of one percent (.20%) of the next $10,000,000 of the gross amount of such Receivables (less discounts granted to Customers on the face of the underlying invoices) assigned to you hereunder during such Contract Year and one-tenth of one percent (.10%) of the gross amount of such Receivables (less discounts granted to Customers on the face of the underlying invoices) assigned to you hereunder in excess of $30,000,000 during such Contract Year, provided, however, that the minimum commissions to be paid by us during each Contract Year during which this Agreement is in effect or the part of the last Contract Year during which this Agreement is in effect if it is terminated before the end of a Contract Year shall be $75,000. Any deficiency between such minimum commission and the commissions actually assigned hereunder shall be computed on a monthly basis and charged to our account each month or in the month following the effective date of termination of this Agreement if it is terminated before the end of a Contract Year. You may retain from sums payable to us a reserve, which reserve may be revised from time to time at your discretion, in order to provide for Customer Disputes, possible credit losses, and the Obligations. A discount, credit, or allowance after issuance or granting may not be claimed by us, but may be claimed solely by the Customer; no third party beneficiary rights are created hereby.

         2.4 Prior to Payment Date, upon our request and at your sole discretion, you may advance to us up to the Formula Amount. Any additional amounts advanced to us shall also be subject to this Agreement. We agree to use all such advances and the proceeds thereof, only for working capital purposes in the ordinary course of business.

         2.5 We shall pay to you on demand or you may charge to our account at any time any advances or charges which constitute Obligations hereunder.

         2.6 You will render a statement of account monthly, and such statement shall be binding upon us except as to specific matters for which you are notified in writing to the contrary within sixty (60) days after the date of such statement.

SECTION 3.  INTEREST, FEES

         3.1 Interest shall be charged for the number of days that advances of the purchase price are made prior to Payment Date and for the number of days that advances or other charges to our account remain outstanding at the Prime Rate; provided, however, if an Interest Increase Event has occurred, interest shall be charged at the rate of one percent (1%) per annum plus the Prime Rate until such time as a Reverse Event has occurred, provided further, however, that the interest rate shall in no event be less than six percent (6%) per annum and shall in no event be higher than the highest interest rate permitted by Georgia law. Interest shall be computed on the basis of a year of three hundred sixty
(360) days, for actual days elapsed. Changes in the rate shall be effected monthly to reflect changes in the Prime Rate, as follows: The rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the immediately preceding month. After termination of the Agreement or upon a Default hereunder, we shall pay interest on our obligations hereunder at the rate of three percent (3%) per annum plus the Prime Rate, with changes to such rate of interest to take effect as hereinbefore provided. For the purpose of interest calculation, commissions earned during each month shall be deemed charged to our account on the fifteenth (15th) day of each month.

         3.2 Upon execution of this Agreement, we shall pay to you a closing fee in the amount of $25,000, which fee is payable on and shall be fully earned as of the date hereof and shall constitute an Obligation hereunder.

         3.3 You shall charge to our account all bank charges, including without limitation, charges for wire transfers and lock box fees.

SECTION 4.  POWER OF ATTORNEY

         We hereby appoint you as our attorney-in-fact to receive, open, and dispose of all mail addressed to us pertaining to Receivables; to endorse our name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Receivables that may come into your possession and to deposit or otherwise collect the same; and to do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Receivable shall remain unpaid. You, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact, other than resulting from your gross negligence or willful misconduct.

SECTION 5.  SECURITY INTEREST

         We hereby grant you a security interest in the Collateral. We further sell and assign to you all our title and/or interest in the goods (unless released by you) represented by Receivables as well as goods returned by or repossessed from Customers, all of our rights as an unpaid vendor or lienor, all or our rights of stoppage in transit, replevin and reclamation relating thereto, and all of our rights thereto; we will cooperate with you in exercising any rights with respect to the goods. In addition, we hereby grant you a security interest in the reserve established pursuant to Section 2.3 hereof, to secure all of the Obligations.

SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS


         6.1 Representations Concerning the Collateral. We represent and warrant (each of which such representations and warranties shall be deemed repeated upon the making of each request for an advance and made as of the time of each and every advance hereunder):

                  (a) all the Collateral (i) is owned by us free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in your favor and as otherwise consented to in writing by you and (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest; and

                  (b) all Receivables (i) represent complete bona fide transactions which require no further act under any circumstances on our part to make such Receivables payable by Customers (it being understood that from time to time we are required to make further performance if we, as a Systems Integrator, fail to satisfy our obligations to a Customer), (ii) to the best of our knowledge, are not subject to any present, future or contingent Customer Disputes; (iii) do not represent bill and hold sales unless requested by a Customer and with respect to which a DD250 has been delivered to you (it being understood that we may sell to other Customers on bill and hold terms with your prior written consent, which consent shall not be unreasonably withheld), consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any of our affiliates or subsidiaries; (iv) included in any Borrowing Base Certificate as an Eligible Receivable meets all criteria specified in the definition of Eligible Receivables, except as may otherwise be specifically disclosed in such Borrowing Base Certificate or as otherwise theretofore disclosed in writing to you; and (v) we have no knowledge of any fact or circumstance not disclosed to you in the pertinent Borrowing Base Certificate or otherwise in writing, which would impair the validity or collectibility of any Receivable and that all documents in connection with each Receivable are genuine.



         6.2 Covenants Concerning the Collateral. During the term hereof, we covenant that we shall:

                  (a) in the event any amounts due and owing from any Customer to us on any Eligible Receivable shall become subject to any Customer Dispute, or to any other adjustment otherwise permitted to be made in accordance with the terms and provisions hereof in the ordinary course of business and prior to the occurrence of an Default hereunder, we agree that we shall, at the time of the submission of the next Borrowing Base Certificate required to be delivered to you immediately following the date on which we learn thereof, provide you with notice thereof. We further agree that we shall also notify you promptly of all returns and credits in respect of any Receivables included within a Borrowing Base Certificate, which notice shall specify the Receivables affected.;

                  (b) place notations upon our books of account and any financial statement prepared by us to disclose your security interest in the Collateral;

                  (c) defend the Collateral against the claims and demands of all parties;

                  (d) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. We shall not permit any such items to become a fixture to real estate or accessions to other personal property;

                  (e) not extend the payment terms of any Receivable without prompt notice thereof to you;

                  (f) perform all other steps reasonable and necessary to create and maintain in your favor a valid perfected first security interest in all Collateral; and

                  (g) we shall promptly provide you with duplicate originals of all credits which we issue to our Customers and immediately notify you of any merchandise returns or Customer Disputes. We shall settle all Customer Disputes at no cost or expense to you. Should you so elect, upon the occurrence and continuance of any Default, you may at any time in your discretion (i) withdraw our authority to issue credits to our Customers without your prior written consent; (ii) litigate Customer Disputes or settle them directly with Customers on terms acceptable to you; or (iii) direct us to set aside and identify as your property any returned or repossessed merchandise or other goods which by sale resulted in Receivables theretofore assigned to you. All such goods (and the proceeds thereof) shall be (A) held by us in trust for you as your property, (B) subject to your security interest hereunder and (C) disposed of only in accordance with your express written instructions.

         6.3 Collection and Maintenance of Collateral and Records. You may at any time verify our Receivables utilizing an audit control company or any other agent. You or your designee may notify Customers, at any time at your sole discretion, of your security interest in Receivables, collect them directly and charge the collection costs and expenses to our account, but, unless and until you do so or give us other instructions, we shall instruct all of our Customers to make payments on account of Receivables to an account under your dominion and control at such bank as you may designate, as provided by the terms of Section
2.2. To the extent we receive any payments on account of Receivables, we shall hold such payments for your benefit in trust as your trustee and immediately deliver them to you in their original form with all necessary endorsements or, as directed by you, deposit such payments as directed by you. You will credit (conditional upon final collection) all such payments to our account on the Payment Date. Promptly after the creation of any Receivables, we shall provide you with schedules describing all Receivables created or acquired by us and shall execute and deliver confirmatory written assignments of such Receivables to you, but our failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit your security interest or other rights in and to the Receivables. We shall furnish, at your request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as you may require. All of our invoices shall bear the terms stated on the applicable customer order, and no change from the original terms of such customer order shall be made without your prior written consent. We shall provide you on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by you, a summary report of our current inventory, certified as true and accurate by our President or Chief Financial Officer, as well as an aged trial balance of our existing accounts payable. We shall provide you, as requested by you, such other schedules, documents and/or information regarding the Collateral as you may require. Without limiting the foregoing, we shall provide to you a borrowing base certificate each time we request an advance hereunder ("Borrowing Base Certificate"), which must be in form and substance acceptable to you and which Borrowing Base Certificate shall certify to you, and shall contain sufficient information and calculations as you may deem necessary or desirable, in order to verify the applicable Formula Amount and whether or not Receivables included therein are Eligible Receivables. Without limiting the foregoing, a Borrowing Base Certificate must be executed and delivered by us to you at the time of or prior to each request for advances pursuant to Section 2.4. Each such Borrowing Base Certificate shall be delivered to you at your office, on each relevant Banking Day.

         6.4 Additional Representations, Warranties and Covenants. We represent and warrant (each of which such representations and warranties shall be deemed repeated upon the making of a request for an advance and made as of the time of each advance made hereunder), and covenant that:

                  (a) (i) we are a corporation duly organized and validly existing under the laws of the State of New Jersey and, and except where the failure to do so could not reasonably be expected to result in a material adverse effect on us, are duly qualified and in good standing in every other state or jurisdiction where such qualification is required;

                      (ii) we have no Subsidiaries other than those listed on
Schedule 6.4(a) hereto and such Subsidiaries are dormant as of the date hereof.

                  (b) the execution, delivery and performance of this Agreement and any related agreements (i) have been duly authorized, (ii) are not in contravention of our certificate of incorporation, by-laws or of any material indenture, agreement or undertaking to which we are a party or by which we are bound and (iii) are within our corporate powers;

                  (c) this Agreement and any Transaction Documents are our legal, valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

                  (d) we keep and will continue to keep all of our books and records concerning the Collateral at our executive offices located at the address set forth at the end of this Agreement and will not move such books and records without giving you at least thirty (30) days prior written notice;

                  (e) the operation of our business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations.

                  (f) based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder:
(i) we have not engaged in any Prohibited Transactions as defined in paragraph

406 of ERISA and paragraph 4975 of the Internal Revenue Code, as amended; (ii) We have met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of its plans; (iii) we have no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) we have no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than our employees; and
(v) we have not withdrawn, completely or partially, from any multiemployer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

                  (g) we are solvent, able to pay our debts as they mature, have capital sufficient to carry on our business and all businesses in which we are about to engage and the fair saleable value of our assets (calculated on a going concern basis) is in excess of the amount of our liabilities;

                  (h) there is no pending or threatened litigation, actions or proceedings which involve the possibility of materially and adversely affecting our business, assets, operations, condition or prospects, financial or otherwise, or the Collateral or our ability to perform this Agreement;

                  (i) all balance sheets and income statements which have been delivered to you fairly, accurately and properly state our financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in our financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might materially and adversely affect our financial condition;

                  (j) (x) we possess all of the licenses, patents, copyrights, trademarks, tradenames and permits necessary to conduct our business, and (y) there has been no assertion or claim of violation or infringement with respect thereof;

                  (k) we will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon us except taxes, assessments and governmental charges or levies that are being contested in good faith by appropriate proceedings and for which we have set aside on our books adequate reserves in accordance with GAAP;

                  (l) we will promptly inform you in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of our properties, assets or business, which might singly or in the aggregate, have a material adverse effect on us; (ii) any amendment of our certificate of incorporation or by-laws; (iii) any change in our business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or might have a material adverse effect on us; (iv) any Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which we are a party or by which we or any of our properties may be bound which would have a material adverse effect on our business, operations, property or condition (financial or otherwise) or the Collateral; (vi) any change in the location of our executive offices; (vii) any change in our corporate name; (viii) any material delay in our performance of any of our obligations to any Customer and of any assertion of any material claims, offsets, counterclaims or Customer Disputes by any Customer and of any allowances, credits and/or other monies granted by us to any Customer; (ix) all material adverse information relating to the financial condition of any Customer; and (x) any material return of goods;

                  (m) We will not create, incur, assume or permit to exist any Indebtedness (exclusive of trade debt), except

                           (i) Indebtedness created hereunder or under the other
Transaction Documents, and other Indebtedness to you:

                           (ii) Indebtedness existing on the date hereof and set
forth in Schedule 6.4(m), and any extensions, renewals, refinancing or replacements of any such Indebtedness;

                           (iii) Indebtedness of us to any New Borrower and of
any New Borrower to us or any other New Borrower;

                           (iv) Indebtedness of us or any New Borrower incurred
to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of such assets and extensions, renewals and replacements of any such Indebtedness, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness incurred as permitted by this clause (iv) shall not exceed $250,000.00 in the aggregate for any of our fiscal years.

                           (v) liabilities under operating leases of equipment
not in excess of $250,000.00 in the aggregate for any of our fiscal years;

                           (vi) Approved Subordinated Debt;

                           (vii) Indebtedness of a corporation which is acquired
and becomes a New Borrower after the date hereof, provided that such Indebtedness existed at the time such corporation became a New Borrower and was not created in anticipation of the acquisition; and

                           (viii) additional Indebtedness not exceeding
$250,000.00 in aggregate principal amount at any one time outstanding.

                  (n) all financial projections of our performance prepared by us or at our direction and delivered to you have been prepared by us on the basis of sound financial planning practice and we have no reason to believe they are incorrect or misleading in any material respect;

                  (o) none of the proceeds of the advances hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect;

                  (p) we will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At our own cost and expense in amounts and with carriers acceptable to you, we shall (i) keep all our insurable properties and properties in which we have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to ours including, without limitation, business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to ours insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to our assets or funds either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which we are engaged in business; (v) furnish you with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to you, naming you as loss payee and providing that as to you the insurance coverage shall not be impaired or invalidated by any act or neglect of ours and the insurer will provide you with at least thirty (30) days notice prior to cancellation. We shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to you and not to us and you jointly. If any insurance losses are paid by check, draft or other instrument payable to us and you jointly, you may endorse our name thereon and do such other things as you may deem advisable to reduce the same to cash. You are hereby authorized to adjust and compromise claims. All loss recoveries received by you upon any such insurance may be applied to the Obligations, in such order as you in your sole discretion shall determine. Any surplus shall be paid by you to us or applied as may be otherwise required by law. Any deficiency thereon shall be paid by us to you, on demand.

                  (q) we will not (i) liquidate or dissolve, or merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with us, or (ii) sell, transfer, lease or otherwise dispose of (x) assets in an amount such that after giving effect thereto the aggregate of all such sales, transfers, leases, or other dispositions by us in any of our fiscal years (A) shall have equaled or exceeded 10% of Consolidated Tangible Net Worth (as of the most recent quarterly financial statements furnished hereunder), or
(B) involve assets that generated 10% or more of the consolidated revenues of us and our Subsidiaries (during such fiscal period); or (y) any stock of any of our Subsidiaries; provided that (a) any Subsidiary of ours may be merged or consolidated with or into us or with or into any one or more of our wholly owned Subsidiaries and (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to us or any other of our wholly-owned Subsidiaries;

                  (r) we will not (i) change our accounting policies in any way that could have a material effect on the presentation of financial reports, (ii) alter in any material respect the nature of our business from that conducted on the date hereof, or (iii) change our fiscal year from the fiscal year in effect on the date hereof; provided that such accounting policies may change to accord with a change in GAAP;

                  (s) we will not purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person or purchase or otherwise acquire any assets of any other Person constituting a business unit, except:

                           (i) extensions of trade credit to customers in the
ordinary course of business;

                           (ii) loans to our officers in an aggregate principal
amount outstanding at any time not to exceed $350,000.00;

                           (iii) loans and advances to our employees or
employees of our Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                           (iv) loans and advances by us to our wholly-owned
Subsidiaries, provided that the aggregate principal amount outstanding at any time shall not exceed $100,000.00;

                           (v) Permitted Investments;

                           (vi) investments existing on the date hereof in the
capital stock of any New Borrower;

                           (vii) acquisitions of the assets, business or capital
stock (or other equity interests) of other Persons, provided that our President or Chief Financial Officer certifies to you that the fair market value of the acquired stock, assets, or business is equal to or greater than the investment therein, and provided further, if such acquisition is done in connection with a secondary offering of our capital stock, no such certification will be required;

                           (viii) the loans and investments listed on Schedule
6.4(s); and

                           (ix) loans and investments incurred after the date
hereof in an aggregate amount not to exceed $100,000.00 at any one time outstanding.

                  (t) we will not pay, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than (i) cash dividends, from our indirect Subsidiaries to one of our Subsidiaries or from one of our Subsidiaries to us or (ii) dividends payable in respect of our Series B and C preferred stock, provided that such dividends paid pursuant hereto shall not exceed 35% of our net after tax profits in any fiscal quarter, or (iii) in the event that we complete a public offering after the Effective Date, the gross proceeds of which are in excess of $5,000,000.00, accrued dividends payable in respect of our Series B and C preferred stock, so long as such dividends do not exceed the net proceeds of the public offering received by us;

                  (u) we will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of our Affiliates, except (a) as may otherwise be expressly permitted in this Agreement or (b) in the ordinary course of business at prices and on terms and conditions not less favorable to us or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; and

                  (v) we will not make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (other than Indebtedness under this Agreement) including, without limitation, the Approved Subordinated Debt, or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon.

                  (w) we will not activate any of the Subsidiaries listed on
Schedule 6.4(a) hereto unless such Subsidiary becomes a New Borrower in accordance with Section 14 hereof.

SECTION 7.  CUSTOMER DISPUTES, CHARGEBACKS AND RETURNS

         We will notify you promptly (but not less frequently than weekly) and will settle all Customer Disputes. Upon a Default, you have the right at all times to do so directly and to compromise, adjust, or litigate all such Customer Disputes. If a Customer Dispute exists or is asserted with regard to any Receivable, or if we breach any representation, warranty or covenant with respect to any Receivable, you may charge back to our account the Net Amount of such Receivable. A chargeback shall not be deemed a reassignment of the Receivable, and title thereto and to the goods represented thereby shall remain in you until you execute a reassignment. All returned, replevied, and reclaimed goods coming into our possession shall be held in trust by us for you.

SECTION 8.  BOOKS AND RECORDS; FINANCIAL STATEMENTS

         8.1 Inspections. You and your representatives shall at all reasonable times have the right to (a) visit and inspect our properties and the

Collateral, (b) inspect, audit and make extracts from our relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with our principal officers, and independent accountants, our business, assets, liabilities, financial condition, results of operations and business prospects, provided however, that absent a Default such inspections shall be limited to one per calendar quarter. We will deliver to you any instrument necessary for you to obtain records from any service bureau maintaining records for us.

         8.1 Financial Information We shall provide you (a) as soon as available, but in any event within ninety (90) days after the end of each of our fiscal years, our balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and statement of cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall have been reported on by independent certified public accountants who shall be satisfactory to you and shall be accompanied by an unqualified audit report issued by such independent certified public accountants; (b) as soon as available, drafts of our balance sheet as at the end of each of our fiscal years and the related statements of income, retained earnings and statement of cash flow for such fiscal year, which have been internally prepared by us; (c) as soon as available, but in any event within sixty (60) days after the close of each quarter, the balance sheet as at the end of such quarter and the related statements of income, retained earnings and changes in statement of cash flow for such quarter, which have been internally prepared by us. All financial statements required under (a), (b) and
(c) above shall be prepared in accordance with GAAP, subject to year end adjustments in the case of quarterly statements. Together with the financial statements furnished pursuant to (a) above, we shall deliver a certificate of our certified public accountants addressed to you stating that (i) they have caused this Agreement and the Transaction Documents to be reviewed and (ii) in making the examination necessary for the issuance of such financial statements, nothing has come to their attention to lead them to believe that any Default exists and, in particular, they have no knowledge of any Default or, if such is not the case, specifying such Default and its nature, when it occurred and whether it is continuing. At the times the financial statements are furnished pursuant to (a), (b) and (c) above, a certificate of our President or Chief Financial Officer shall be delivered to you stating that, based on an examination sufficient to enable him to make an informed statement, no Default exists, or, if such is not the case, specifying such Default and its nature, when it occurred, whether it is continuing and the steps being taken by us with respect to such event. If any internally prepared financial information, including that required under this paragraph, is unsatisfactory in any manner to you, you may request that our independent certified public accountants review same.

                  In addition to the foregoing financial statements, we shall furnish to you commencing with fiscal year 1998, a month by month projected operating budget and cash flow for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter) by January 31st of such fiscal year and a draft of such projections by December 15th of the prior fiscal year, such projections to be accompanied by a certificate signed by our President or Chief Financial

Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

SECTION 9.  INDEMNITY

         We shall indemnify you for all losses, costs and expenses incurred by you in connection with Receivables which are unpaid at maturity. Further, we shall indemnify you for any liability for duties, forwarder's fees, storage, shipping charges, sales or excise taxes or other expenses in connection with the Receivables and for any losses occasioned by claims of Customers under Receivables. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, such indemnity shall not be available to you to the extent such losses, costs, expenses or liabilities or related expenses result from your gross negligence or willful misconduct. This indemnity shall survive the termination of this Agreement.

SECTION 10.  APPLICABLE LAW

         This Agreement shall be governed by, construed and enforced according to the laws of the State of New York.

SECTION 11.  EFFECTIVE DATE; TERMINATION; BINDING EFFECT

         If accepted by you, this Agreement shall be effective on the day of , 19 (the "Effective Date"), and shall continue in full force and effect until:
(a) three (3) years from the Effective Date (the "Initial Term") and from year to year thereafter until terminated by us at any time by our giving to you not less than sixty (60) days prior written notice; or (b) terminated by you at any time by giving to us not less than sixty (60) days prior written notice. This Agreement may be terminated at any time by you without notice to us should any Default occur. Upon termination, we will pay all of our Obligations to you, and in any event we will remain liable to you for any deficiency remaining after determination of our liability hereunder and liquidation of any collateral. Also, upon termination you may withhold any payment to us unless supplied with an indemnity satisfactory to you. This Agreement shall bind us, our successors and assigns and shall inure to the benefit of you, your successors and assigns; we agree that you may delegate your duties hereunder.

SECTION 12. EXPENSES; ATTORNEYS' FEES; NO WAIVER; SEVERABILITY; NOTICES;
HEADINGS

         We shall pay all reasonable expenses incurred by you in connection with the negotiation and execution of this Agreement and any legal documentation now or hereafter required by you or requested by us in connection with this Agreement or any amendment or supplement thereto, including expenses incurred in connection with the filing of financing statements, continuation statements, record searches and reasonable attorneys' fees. We shall also pay you such wire transfer and similar fees as you charge from time to time and, in connection with your examinations of our books and records, such examination fees as you charge from time to time, which shall not exceed $750.00 per day per person plus reasonable out-of-pocket expenses. Upon liquidation of any collateral, settlement or prosecution of Customer Disputes, or enforcement of any obligation of ours hereunder, you may charge to our account all costs and expenses incurred including reasonable attorneys' fees, if collection is by or through an attorney and such costs, expenses and fees shall constitute obligations hereunder. No delay or failure on your part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment, or modification of any provision of this Agreement shall be valid, unless in writing signed by you and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby. All notices hereunder shall be deemed to have been given when deposited in the mails (sent by registered or certified mail) addressed to either party hereto at its address provided herein or at any other address of which it shall have notified in writing the party giving such notice. The headings used herein are intended to be for convenience of reference only and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.


SECTION 13.  ENTIRE AGREEMENT; WAIVER OF JURY TRIAL

         This Agreement and the Transaction Documents embody our entire agreement as to the subject matter and supersede all prior agreements as to the subject matter. EACH OF US HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS UNDER THIS AGREEMENT.

SECTION 14.  JOINDER OF SUBSIDIARIES

         (a) We may, from time to time, after the Effective Date form or acquire Subsidiaries or reactivate dormant Subsidiaries, and those Subsidiaries shall become a New Borrower hereunder, provided that such Subsidiary has satisfied or obtained a waiver from you of the following conditions precedent:

                  (i) execution and delivery to you of a Joinder and Assumption Agreement in substantially the form attached hereto as Schedule 14(a), pursuant to which it shall join as a New Borrower each of the documents to which we are a party;

                  (ii) delivery to you of its Articles of Incorporation, if it is a corporation, its certificate of limited partnership if it is a limited partnership, its articles of organization if it is a limited liability company or any other relevant organizational documents if it is an entity other than a corporation, a limited partnership or a limited liability company; together with resolutions or similar authorization documentation authorizing the execution, delivery and performance of the Joinder and Assumption Agreement and the granting by such New Borrower of the security interests and liens upon the Collateral;

                  (iii) delivery to you of an opinion of counsel to the effect that such the Joinder and Assumption Agreement has been duly authorized, executed

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
and delivered by us and such new Subsidiary and constitutes a valid and binding obligation enforceable in accordance with its terms, except as limited by applicable fraudulent conveyance statutes, bankruptcy laws, insolvency laws and other laws and equitable principles affecting creditors rights generally; and

                  (iv) at such time as we use the proceeds available to us hereunder to finance the purchase of such Subsidiary or the ongoing financial needs of such Subsidiary, you shall have completed Collateral examinations and received any appraisals required by you, the results of which shall be reasonably satisfactory in form and substance to you and shall be made available to us upon our request, of the Receivables, Inventory, Equipment and General Intangibles of the new Subsidiary, and all books and records in connection therewith.
                                   ECCS, INC.



                                   By: /s/ Louis J. Altieri
                                       ---------------------------
                                       Louis J. Altieri
                                       Vice President Finance and Administration
                                                        (Title)
                                       One Sheila Drive
                                       Tinton Falls, NJ 07724

                                   ACCEPTANCE

         The foregoing Factoring Agreement is accepted in Atlanta, Georgia as of the 9th day of July, 1997.


                                   NationsBanc Commercial Corporation



                                       By:
                                          -------------------------
                                                (Title)